UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): June 27, 2003
                                ______________

                           EAGLE FOOD CENTERS, INC.
                                ______________

              (Exact Name of Registrant as Specified in Charter)

           DELAWARE                      0-17871              36-3548019
----------------------------------  ----------------    ---------------------
  (State or Other                    (Commission          (IRS Employer
Jurisdiction of Incorporation)       File Number)          Identification No.)


                RT. 67 & Knoxville Road, Milan, Illinois 61264
               ---------------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)


      Registrant's telephone number, including area code: (309) 787-7700
                                -----------------





ITEM 5. OTHER EVENTS

On June 27, 2003, the Honorable Pamela S. Hollis entered an order (the "Order") approving (a) bidding procedures, (b) the granting of certain bid protections, (c) the form of asset purchase agreement and lease termination agreement, (d) the form and manner of notice (the "Notice") of (i) the sale of certain assets and (ii) the assumption and assignment of certain executory contracts and unexpired leases and (e) the setting of a sale hearing. A conformed copy of the Order is attached hereto as Exhibit 99.1. A copy of the form of Notice is attached hereto as Exhibit 99.2.

ITEM 7. EXHIBITS

(C)         EXHIBITS

Exhibit Number    Description of Exhibit

                  99.1 Order Under 11 U.S.C. ss.ss. 105(a) and Fed. R. Bankr. P. 2002, 6004, 6006 and 9014 Approving (A)
                  Bidding Procedures, (B) the Granting of Certain Bid Protections, (C) the Form of Asset Purchase Agreement and Lease Termination Agreement, (D) the Form and Manner of Notice of (i) the Sale of Certain Assets, and (ii) the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases and (E) the Setting of a Sale Hearing

99.2              Notice of Sale of Certain Assets


                                   SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


June 27, 2003                  EAGLE FOOD CENTERS, INC.


                               By:         /s/ Robert J. Kelly
                                           ------------------------------
                               Name:       Robert J. Kelly
                               Title:      President, Chief Executive Officer



                               INDEX TO EXHIBITS

Exhibit Number    Description of Exhibit

99.1              Order Under 11 U.S.C. ss. 105(a) and Fed. R.
                  Bankr. P. 2002, 6004, 6006 and 9014 Approving (A)
                  Bidding Procedures, (B) the Granting of Certain Bid Protections, (C) the Form of Asset Purchase Agreement and Lease Termination Agreement, (D) the Form and Manner of Notice of (i) the Sale of Certain Assets, and (ii) the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases and (E) the Setting of a Sale Hearing

99.2              Notice of Sale of Certain Assets